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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated February 6, 1998, relating to the December 31, 1997 financial statements and financial highlights of Dean Witter American Value Fund (the "Fund"), which is also incorporated by reference into the Registration Statement and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated May 1, 1998 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated May 1, 1998, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated January 14, 1998 relating to the November 30, 1997 financial statements and financial highlights of Dean Witter Capital Appreciation Fund, which appears in that fund's Statement of Additional Information dated January 29, 1998 which is incorporated by reference into this Registration Statement and to the incorporation by reference of our report into that fund's Prospectus dated January 29, 1998 which is incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 4, 1998